Exhibit 10.18

$759,640 CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, Silver Falcon Mining, Inc., a Delaware corporation (the “Borrower”) promises to pay to JMJ Financial or its Assignees (the “Lender”) the Principal Sum along with the Interest Rate and any other fees according to the terms herein.  This Note will become effective upon execution by both parties (the “Effective Date”).

The Principal Sum is $759,640 (seven hundred fifty-nine thousand six hundred forty) plus accrued and unpaid interest and any other fees.  The Consideration is $759,640 (seven hundred fifty-nine thousand six hundred forty), which has been fully paid pursuant to the terms of the Settlement Agreement between the parties dated December 13, 2013 (the “Settlement Agreement”).  The Maturity Date is May 15, 2015 (the “Maturity Date”) and is the date upon which the Principal Sum of this Note, as well as any unpaid interest and other fees, shall be due and payable.

1.

Interest.  A one-time Interest charge of 12% shall be applied to the Principal Sum.  The Interest remains payable regardless of time and manner of payment by the Borrower.

2.

Repayment.  On the first day of each calendar month, commencing on April 15, 2014 through the Maturity Date, the Borrower shall pay the Lender from the Borrower’s US bank account by wire payment of immediately available funds such amount of money as equals the Monthly Payment Amount.  The Monthly Payment Amount shall be equal to 1/14th (one-fourteenth) of the outstanding balance on this Note (including the Principal Sum, Interest and any fees) as of April 15, 2014, which outstanding balance may be less than the Principal Sum plus Interest due to conversions under Section 3 below and due to the stock issuances and stock sales as set forth in the Settlement Agreement.  A late payment fee of $5,000 shall be added to the Principal Amount for each payment received by the Lender after the scheduled payment date.  The Borrower may repay the Principal Sum, as well as any unpaid interest and other fees, prior to the Maturity Date at any time in any amount.  Any remaining balance shall be due and payable on the Maturity Date.

3.

Conversion. This Note may be converted, in whole or part, into shares of the Borrower’s Class A common stock (“Common Stock”) under terms and conditions mutually agreed upon in writing by the Borrower and the Lender at the time of any such conversion.  Lender’s sales of the Common Stock received upon a conversion shall be subject to Section 3 of the Settlement Agreement unless otherwise mutually agreed upon in writing by the Borrower and the Lender.  The parties agree that for purposes of Rule 144, the amounts due under this Note tack back to the original cash payment dates of $300,000 on June 6, 2012 and $500,000 on July 16, 2012.

4.

Reservation of Shares.  Pursuant to Section 3 and the possibility that the Lender and Borrower may agree to convert a portion of this Note into shares of Common Stock of the Borrower, at all times during which this Note is outstanding, the Borrower will reserve from its authorized and unissued Common Stock at least 1,000,000,000 (one billion) shares of Common Stock to provide for the issuance of Common Stock upon the full conversion of this Note.

5.

This Section 5 Intentionally Left Blank.

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6.

This Section 6 Intentionally Left Blank.

7.

Default.  The following are events of default under this Note: (i) the Borrower shall fail to pay any principal under the Note when due and payable (or payable by conversion) thereunder; or (ii) the Borrower shall fail to pay any interest or any other amount under the Note when due and payable (or payable by conversion) thereunder; or (iii) a receiver, trustee or other similar official shall be appointed over the Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; or (iv) the Borrower shall become insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; or (v) the Borrower shall make a general assignment for the benefit of creditors; or (vi) the Borrower shall file a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); or (vii) an involuntary proceeding shall be commenced or filed against the Borrower; or (viii) the Borrower shall lose its status as “DTC Eligible” or the borrower’s shareholders shall lose the ability to deposit (either electronically or by physical certificates, or otherwise) shares into the DTC System; or (ix) the Borrower shall become delinquent in its filing requirements as a fully-reporting issuer registered with the SEC; or (x) the Borrower shall fail to meet all requirements to satisfy the availability of Rule 144 to the Lender and its assigns including but not limited to timely fulfillment of its filing requirements as a fully-reporting issuer registered with the SEC, requirements for XBRL filings, and requirements for disclosure of financial statements on its website; or (xi) the Borrower shall breach, default, cause an event of default, or fail to perform under any agreements between the parties including but not limited to the Settlement Agreement.

8.

Settlement Agreement.  In the event of SFMI’s breach, default, event of default, or failure to perform under the terms of this Note, such breach, default, event of default, or failure to perform under the terms of this Note by SFMI shall be considered a breach, default, event of default, or failure to perform under the terms of the parties’ Settlement Agreement dated December 13, 2013 such that the amount due under this Note may be added to Lender’s claim under the Settlement Agreement.

9.

No Shorting.  Lender agrees that so long as this Note from Borrower to Lender remains outstanding, Lender will not enter into or effect “short sales” of the Common Stock or hedging transaction which establishes a net short position with respect to the Common Stock of Borrower.  Borrower acknowledges and agrees that upon delivery of a conversion notice by Lender, Lender immediately owns the shares of Common Stock described in the conversion notice and any sale of those shares issuable under such conversion notice would not be considered short sales.

10.

Assignability.  The Borrower may not assign this Note.  This Note will be binding upon the Borrower and its successors and will inure to the benefit of the Lender and its successors and assigns and may be assigned by the Lender to anyone of its choosing without Borrower’s approval.

11.

Governing Law.  This Note will be governed by, and construed and enforced in accordance with, the laws of the State of Florida, without regard to the conflict of laws principles thereof.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Florida or in the federal courts located in Miami-Dade County, in the State of Florida.  Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts.

12.

Delivery of Process by Lender to Borrower.  In the event of any action or proceeding by Lender against Borrower, and only by Lender against Borrower, service of copies of summons and/or complaint and/or any other process which may be served in any such action or proceeding may be made by Lender via U.S. Mail, overnight delivery service such as FedEx or UPS, email, fax, or process server, or by mailing or otherwise delivering a copy of such process to the Borrower at its last known attorney as set forth in its most recent SEC filing.

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13.

Attorney Fees. In the event any attorney is employed by either party to this Note with regard to any legal or equitable action, arbitration or other proceeding brought by such party for the enforcement of this Note or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Note, the prevailing party in such proceeding will be entitled to recover from the other party reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled.

14.

Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Lender has the right to have any such opinion provided by its counsel.  Lender also has the right to have any such opinion provided by Borrower’s counsel.

15.

Notices.  Any notice required or permitted hereunder (including Conversion Notices) must be in writing and either personally served, sent by facsimile or email transmission, or sent by overnight courier.  Notices will be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery.

Borrower:

Lender:

____________________________________________________

______________________________________________________

Pierre Quilliam

JMJ Financial

Silver Falcon Mining, Inc.

Its Principal

Chief Executive Officer

Date:  ____________________________________

Date:  ____________________________________

[Signature Page to $759,640 Convertible Promissory Note]

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